IQST - IQSTEL Reports $1.40 Revenue Per Share and $283.2 Million in Revenue, Fueling 95.9% YOY Growth and Expanding Its $79 Million Asset Base to Drive High-Tech, High-Margin Innovation

New York, NY – March 31st, 2025 – IQSTEL Inc. (OTCQX: IQST) proudly announces its 2024 financial results, highlighting exponential growth, a stronger business foundation, and an expanding vision beyond telecom.

With $283.2 million in revenue, a 95.9% year-over-year increase, and a significant boost in profitability across operating subsidiaries, IQSTEL has not only built a telecom powerhouse but has also been laying the foundation for a diversified, high-tech, high-margin business platform. This platform will fuel expansion into Fintech, AI-driven services, and other cutting-edge technologies, maximizing growth opportunities.

IQSTEL’s organic growth, led by Etelix, Swisslink, and IoT Labs—was further accelerated by the transformational QXTEL acquisition, reinforcing its dominance in global telecom while opening new pathways into high-value technology sectors.

Looking ahead to 2025, IQSTEL is committed to debt reduction, cost efficiencies, and strategic acquisitions, targeting a $400 million revenue run rate. With a scalable, high-margin model, IQSTEL is positioned for sustainable long-term expansion, unlocking new revenue streams and shareholder value.

Key Takeaways from IQSTEL’s 2024 Financials

• Unprecedented Growth: Revenue increased 95.9% from $144.5 million in FY-2023, to $283.2 million in revenue in FY-2024, nearly doubling in just one year.

• Operating Subsidiaries’ Adjusted EBITDA: Our subsidiaries surpassed $2.5 million in Adjusted EBITDA, showing our ability to generate sustainable profits.

• Massive Asset Growth: Total assets surged to $79.0 million, up from $22.2 million in 2023, a remarkable 257% increase.

• Strengthened Stockholder Equity: Grew 48% to $11.9 million, up from $8.0 million in 2023.

• Revenue Per Share: Soared to $1.40 in 2024 vs. $0.84 in 2023, an impressive 66.67% improvement.

We are not just growing—we are scaling at an exponential rate!

We invite all shareholders, investors, and partners to read our full 2024 Shareholders Letter detailing our exceptional performance and exciting roadmap ahead.

Shareholders Letter – 2024 Financial Results & 2025 Outlook

Dear Shareholders,

We are thrilled to share with you the official filing of our annual report on 10-K form, highlighting our audited financial results for 2024. This year has been a defining moment in IQSTEL’s trajectory, reinforcing our momentum toward becoming a profitable company with a $1 billion goal in revenue.

We are executing our vision, breaking records, and expanding our presence like never before.

 As we reflect on the financial performance of our company over the past year, we recognize both the challenges and opportunities that define our journey.

We are building a company on solid foundations supported by our telecommunications business.

Since our inception, we have focused on establishing a robust business structure within the telecommunications industry, executing a dynamic M&A strategy and organic growth over the past six years. Each acquisition has bolstered our balance sheet through the addition of assets and an increase in shareholders' equity. By the end of 2024, our consolidated assets increased by an impressive 257%, rising from $22.2 million in FY-2023 to just over $79 million in FY-2024. Concurrently, our net shareholders' equity grew by 48% during the same period, reaching $11.9 million compared to $8 million the previous year. This process has generated significant value for our shareholders, evidenced by a 25.43% increase in net shareholders' equity per issued share as of December 31, 2024 compared to December 31, 2023.

Throughout these 6 years we have established a robust and expanding revenue foundation, and 2024 was consistent with this trend. In FY-2024, we experienced remarkable growth, with revenue increasing by 95.9% from $144.5 million in FY-2023 to $283.2 million in FY-2024.

Revenue Per Share soared to $1.40 in 2024 vs. $0.84 in 2023, an impressive 66.67% improvement.

Organic growth is the foundation of IQSTEL’s strength. Even excluding QXTEL, acquired in April 2024, our businesses achieved a massive 36.46% ($52.7 million) in organic revenue growth in FY-2024.

Etelix & Swisslink: Unstoppable Performance

Etelix (a 100% owned subsidiary) generated $69.8 million in revenue in 2024 vs. $44.0 million in 2023 an astonishing 58.63% ($25.8 million) increase.

Swisslink, a shared-managed operation with Etelix, experienced growth from $5.3 million to $8.3 million, an increase of 56.60%.

Together, Etelix and Swisslink contributed $28.8 million to organic growth, accounting for 55% of our total organic growth in 2024—proof that our business consolidation strategy is driving value.

It’s important to highlight that QXTEL’s Management has played a pivotal role as a catalyst for organic growth this year.

IoT Labs: A Powerhouse in SMS-Driven Services

Reported $94.2 million in revenue in 2024, up from $75.6 million in 2023—a 24.6% ($18.6 million) boost. High-margin outbound SMS services are skyrocketing.

We are not just growing—we are scaling at an exponential rate!

QXTEL Acquisition: A Game-Changer for IQSTEL, Our Flagship for International Expansion

The QXTEL acquisition has been a transformational milestone, solidifying our financial strength, expanding our product portfolio, and enhancing our global customer base.

• $4.2 million already paid for this acquisition as of the date of this press release, with $1.8 million remaining, scheduled to be fully paid in monthly installments throughout 2025.

• QXTEL strengthens our international footprint, drives revenue growth, and unlocks new strategic opportunities in key global markets.

This acquisition delivers immense long-term value to IQSTEL, positioning us as a dominant force in global telecommunications while serving as a flagship for our international business expansion.

Our Telecom Division: A Profitable, Scalable Engine of Growth

Our telecommunications business continues to exhibit strength, generating stable earnings and showcasing exceptional capacity to expand without substantial cost increases.

The telecommunications business reported a Net Income of $1.7 million and an Adjusted EBITDA of $2.6 million for the year 2024. These figures represent increases of 33% and 86%, respectively, when compared to the results from the year 2023.

• Highly scalable model: We could triple our telecom business without significant additional operational costs!

• Our plan: Continue expanding, optimizing efficiencies, and leveraging scale to accelerate revenue growth and achieve profitability.

Our subsidiaries are not only performing well in terms of Net Income and Adjusted EBITDA but also exhibit strong fundamental indicators of a company's financial health, efficiency, and liquidity.

With a Return on Assets (ROA) of 2.74% compared to an industry average between 2% and 4%, it means the companies generate approximately 2.74 cents in profit for every $1 of assets they own. In simpler terms, it indicates the company's efficiency in using its assets to create net income. Our telecom subsidiaries are effectively using their total assets to generate profit. Showing overall operational efficiency. [ROA = (Net Income / Total Assets) x100]

The efficiency of our telecom subsidiaries is also reflected in a Return on Equity (ROE) of 38.87%. This value indicates that the companies generate a 38.87% return on the shareholders' equity they have invested. Essentially, for every $1 of equity contributed by their shareholders, the companies are earning approximately $0.39 in net income. It suggests our operating subsidiaries are effectively using shareholders' funds to generate profit. They are performing well in turning equity into earnings. [ROE = (Net income/Shareholders’ Equity) x 100].

Together, these metrics provide a comprehensive view of our financial strength, operational performance, and ability to sustain short-term stability while delivering value to stakeholders.

When evaluating our financial performance, we utilize Adjusted EBITDA as a supplemental measure to provide insights into the profitability of our core operations. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

-	Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.
-	Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.
-	Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

We believe Adjusted EBITDA offers a clearer view of the cash-generating potential of our business, excluding non-recurring, non-cash, and non-operational impacts.

Based on the analysis of our Adjusted EBITDA, our Telecom Division is a high-performing division, and our consolidated figures show a slightly negative Adjusted EBITDA of -$28,705. While this isn’t ideal, in our opinion it implies that the Company is close to breaking even and might achieve a positive consolidated Adjusted EBITDA with small improvements in efficiency or revenue growth.

IQSTEL is in a transitional period, scaling operations and investing heavily in growth initiatives with the execution of our M&A plan. The negative consolidated financial results are a direct consequence of these strategic investments. Rather than viewing this as a setback, it reflects our commitment to building a solid foundation for future growth. The investments made are crucial for the advancement of our company, ensuring it is well-equipped to succeed in a competitive landscape.

We remain focused on driving efficiency, reducing debt, and leveraging our scalable, high-margin model to accelerate towards a stronger, more profitable future. We believe foundations to achieve those goals are solid.

Debt Structure

Our operating subsidiaries have almost no financial debt ($183,757) and have a current ratio of 1.07. This ratio measures a company's ability to meet its short-term obligations using its short-term assets. A ratio above 1 generally indicates good liquidity.

Most debt is concentrated in the holding company and held by two creditors, with only one creditor holding convertible instruments with maturity dates within the first quarter of 2026. This eliminates any immediate pressure on stock dilution from potential lender conversions.

What to Expect in 2025: Our Most Ambitious Year Yet

As we enter 2025, IQSTEL is set to take its growth to the next level—maximizing efficiency, strengthening our financial position, and accelerating our transition toward high-margin technology-driven services.

1. Cost Efficiency & Savings Initiatives

We are implementing a structured cost-saving plan to generate up to $1 million in annual savings while maintaining strong growth momentum.

• $500,000 in yearly savings already secured through optimized wage structures.

• $300,000 in additional yearly savings starting in Q3 2025, driven by a unified technology platform across subsidiaries.

• $200,000 more in yearly savings starting late 2025, through enhanced operational efficiencies.

These initiatives are expected to boost profitability without compromising our growth trajectory.

2. Continued Business Consolidation for Maximum Productivity & Growth

• Following the success of Etelix & Swisslink’s integration at the operational level, we will further streamline our telecom operations, optimizing efficiency, reducing costs, and enhancing overall value creation.

3. Debt Reduction Strategy

• We plan to complete all QXTEL-related payments in 2025, reinforcing our financial flexibility and strategic positioning for continued expansion.

4. Growth Targets for 2025

• Revenue Target: $340 million.

• Adjusted EBITDA (operating businesses): Expected to exceed $3 million (excluding new potential acquisitions).

Globetopper Potential Acquisition

• Expected to push revenue toward a $400 million run rate.

• Strengthening IQSTEL’s fintech-driven profitability by expanding high-margin financial technology services.

• Transforming our revenue mix to 80% Telecom / 20% Fintech, unlocking higher margins and long-term shareholder value.

5. Additional Strategic Acquisitions for Accelerated Growth

• We are actively seeking new acquisitions in telecom, new telecom technologies and fintech that contribute positive EBITDA and align with our long-term vision of building a profitable $1 billion revenue company.

6. Expanding High-Tech, High-Margin Offerings Through Our Global Business Platform

IQSTEL has built a strong, trusted business platform, selling hundreds of millions of dollars in services to the largest telecom operators worldwide. In 2025 and beyond, we will leverage this established platform to accelerate our expansion into high-tech, high-margin industries, unlocking new revenue streams and maximizing profitability.

•       Cybersecurity Solutions: Providing cutting-edge security services tailored for global telecom operators and enterprises.

•       Advanced Telecom Services: Expanding high-value offerings such as next-generation voice, messaging, and connectivity solutions.

•       Fintech Innovation: Strengthening financial technology services, including digital payments, mobile banking, and international remittances.

•       AI-Driven Technologies: Integrating artificial intelligence to enhance customer experience, automation, and operational efficiencies.

By capitalizing on our deep industry relationships and existing sales channels, we are positioned to seamlessly introduce these new high-margin solutions to our global telecom customer base, further strengthening IQSTEL’s role as a leader in technology-driven business transformation.

2025 will be a transformational year—where efficiency, growth, and innovation converge to propel IQSTEL toward the future!

2025: Scaling Toward $1 Billion – A Defining Moment for IQSTEL

2025 is not just another year—it is THE year that will propel IQSTEL from a high-growth disruptor to a structured multinational powerhouse.

We are already halfway toward our $1 billion revenue goal and technically at a breakeven point, and now, we are accelerating even faster.

With a scalable, high-margin business model, every step forward drives exponential profitability and value creation.

-	Completing QXTEL payments will strengthen our financial flexibility.
-	Reducing debt will enhance our market positioning.
-	Streamlining operations will maximize efficiency and accelerate our expansion.

We are not just building a company—we are building a global force in Telecom, Fintech, and next-generation technology.

We have countless reasons to be proud of IQSTEL. We believe our 2024 results prove that we have built a stronger, more successful company than we had in 2023. And we are not stopping here—we are on the path to becoming an even more powerful corporation in 2025 and beyond.

To our shareholders, investors, employees, and partners—you are part of something extraordinary.

This is the moment to believe, to grow, and to win—together.

The best is yet to come. Join us in shaping the future of IQSTEL!

Best regards,

Leandro Iglesias

President & CEO

IQSTEL Inc.

About IQSTEL Inc.

IQSTEL Inc. (OTCQX: IQST) is a multinational technology company offering cutting-edge solutions in Telecom, Fintech, Blockchain, Artificial Intelligence (AI), and Cybersecurity. Operating in 21 countries, iQSTEL delivers high-value, high-margin services to its extensive global customer base. iQSTEL projects $340 million in revenue for FY-2025, building on its strong business platform.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

•	Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.
•	Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.
•	Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.iQSTEL.com.

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@iqstel.com